Exhibit 99.1 Press Release

Allied Nevada Announces Divestiture of Non-Core Hasbrouck Property to West Kirkland Mining for US$30 Million

January 27, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) signed a Letter Agreement (“Agreement”) today with West Kirkland Mining Inc. (“WKM”) to divest its non-core Hasbrouck and Three Hills Properties (the “Property”) for a total purchase price of US$30 million dollars.
The Hasbrouck property consists of twenty-eight (28) patented mining claims and five hundred eighty-three (583) unpatented mining claims and the nearby Three Hills property consists of six (6) patented mining claims and one hundred (100) unpatented mining claims located in Nye County and Esmeralda County, Nevada, U.S.A.
WKM paid Allied Nevada a non-refundable US$500,000 upon signing of the Agreement, and agreed to pay an additional US$19.5 million upon closing, expected to be no later than April 24, 2014. The final $10 million is to be paid to Allied Nevada within 30 months after the closing date, subject to Allied Nevada’s option to retain an interest in the Property. In the event WKM does not meet its final US$10 million commitment to Allied Nevada, or if Allied Nevada takes the option to decline the final payment and retain and interest in the Property, the Property will be placed into a joint venture with WKM holding a 75% interest and Allied Nevada retaining a 25% interest.
The sale is subject to WKM’s ability to secure financing and the execution of a definitive agreement containing customary closing conditions and regulatory approvals.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119
or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act of 1995 or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), as all may be amended from time to time. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding anticipated timing of the closing of the divestiture of the Property and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions when made, we can give no assurance that these expectations will prove correct and our actual results may differ from those contemplated by the forward looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, uncertainty whether the divestiture of the Property will be consummated, risks relating to fluctuations in the price of gold and silver; risks related to the heap leaching process at Hycroft; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; risks that Allied Nevada’s exploration and property advancement efforts will not be successful; and the inherently hazardous nature of mining-related activities; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov).

The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Hasbrouck Sale to West Kirkland Mining